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                                                                  EXHIBIT 10.149

WAIVER AND SECOND AMENDMENT TO CREDIT AGREEMENT

THIS WAIVER AND SECOND AMENDMENT TO CREDIT AGREEMENT (the "Agreement"), dated as of July 21, 1995, is entered into by and among AST CANADA, INC., AST EUROPE LIMITED, AST RESEARCH FRANCE S.A.R.L. and AST SWEDEN AB (collectively, the "Borrowers"; individually, a "Borrower"), AST RESEARCH, INC., a Delaware corporation (the "Company"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, (the "Bank").


RECITALS

     A. The Borrowers, the Company and the Bank are parties to a Credit Agreement dated as of February 9, 1995, as amended by that certain First Amendment to Credit Agreement dated as of April 5, 1995 (as so amended, the "Credit Agreement"), pursuant to which the Bank has extended certain credit facilities to the Borrowers, subject to the terms and conditions thereof.

     B. The Company, the Bank, as administrative agent (in such capacity, the "Administrative Agent"), co-agent and issuing bank, National Westminster Bank Plc, Shawmut Bank, N.A. and CIBC, Inc., each as co-agent, and the several financial institutions party thereto (collectively, the "Syndicate Facility Banks") are parties to a Credit Agreement dated as of September 30, 1993, as amended by that certain First Amendment to Credit Agreement dated as of March 30, 1994, that certain Second Amendment to Credit Agreement dated as of April 27, 1994, that certain Third Amendment to Credit Agreement dated as of December 23, 1994, and that certain Waiver and Fourth Amendment to Credit Agreement dated as of July 21, 1995 (as so amended, the "Syndicated Credit Facility"), pursuant to which the Syndicate Facility Banks have extended certain credit facilities to the Company, subject to the terms and conditions thereof.

     C. The Company and Samsung Electronics Co., Ltd. (the "Purchaser") are parties to a Stock Purchase Agreement dated as of February 27, 1995, as amended by that certain Amendment No. 1 to Stock Purchase Agreement dated as of June 1, 1995 (as so amended, the "Stock Purchase Agreement"), pursuant to which the Purchaser has agreed (i) to acquire from the Company certain shares of the Company's common stock and (ii) to offer to purchase from shareholders certain shares of the Company's common stock.

     D. The Company and the Borrowers have reported to the Bank that an Event of Default exists on the date of this Agreement under Section 8.1(c) of the Credit Agreement as a consequence of a breach of the negative covenant set forth at Section 7.12 of the Credit Agreement as a result of the net loss incurred by the Company for the fiscal quarter ended July 1, 1995 (the "Existing Default").

     E. The Company and the Borrowers have reported to the Bank that Events of Default may exist on the date of this Agreement under Section 8.1(c) of the Credit Agreement as a consequence of the breach of the negative covenants set forth at Sections 7.10, 7.11 and 7.14 of the Credit Agreement as of the last day of the fiscal quarter ended July 1, 1995 (collectively, the "Additional Defaults").

     F. The Company and the Borrowers have requested that the Bank extend the maturity of the Credit Agreement to August 31, 1995 and waive the Existing Default and the Additional Defaults through August 31, 1995, subject to the Early Termination Events set forth herein. The Bank is willing to extend the maturity of the Credit Agreement to August 31, 1995, subject to the terms hereof, and to waive the Existing Default and the Additional Defaults through August 31, 1995, subject to the Early Termination Events set forth herein.

     NOW THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
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     1.  Defined Terms.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Credit
Agreement.

     2.  Waiver.

     (a) Commencing on the Effective Date, and subject to the terms and conditions hereof, the Bank hereby waives the Existing Default and the Additional Defaults through and including August 31, 1995; provided, that the Existing Default and the Additional Defaults shall immediately and automatically continue in effect for all purposes on September 1, 1995, and provided further, that such waiver shall immediately and automatically terminate and the Existing Default and the Additional Defaults shall continue in effect for all purposes if any of the following (each, an "Early Termination Event") occurs:

               (i) either the Company or the Purchaser terminates the Stock Purchase Agreement in accordance with its terms, or repudiates, rescinds or disputes the effectiveness of any term or provision of the Stock Purchase Agreement, or the Stock Purchase Agreement terminates for any other reason; or the Stock Purchase Agreement is amended so as to permit the purchase and sale of the Company's common stock thereunder after August 31, 1995;

               (ii) any statute, rule, regulation, order, decree, ruling or other action is entered, promulgated, enforced or threatened by any Governmental Authority, which purports to adversely affect, or pertain in an adverse manner to, the Stock Purchase Agreement or any of the transactions contemplated thereby; or any action, suit proceeding, claim or dispute, at law, in equity, in arbitration or before any Governmental Authority, is commenced or threatened against the Company, which purports to adversely affect, or pertain in an adverse manner to, the Stock Purchase Agreement or any of the transactions contemplated thereby, and which remains undismissed, unsatisfied, unvacated or unstayed seven Business Days after the commencement or threat thereof; or any injunction, writ, temporary restraining order or other order of any nature is issued by any court or other Governmental Authority purporting to prohibit, restrain, enjoin or restrict the execution, delivery or performance of the Stock Purchase Agreement or directing that the transactions provided for therein not be consummated as therein provided, and the enforcement thereof is not released, vacated or stayed within seven Business Days after the entry thereof;

               (iii) any approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority necessary or required in connection with the execution, delivery or performance by the Company or the Purchaser of the Stock Purchase Agreement, which has been obtained or made by the Company or the Purchaser is, in whole or in part, revoked or rescinded, or otherwise ceases to be in full force and effect;

               (iv) the Purchaser shall purchase only the First Issuance Shares (as defined in the Stock Purchase Agreement), or the cash proceeds received by the Company in connection with the sale of the First Issuance Shares and the Second Issuance Shares (as such terms are defined in the Stock Purchase Agreement), net of reasonable out-of-pocket costs and expenses paid or incurred by the Company in connection therewith, is less than $200,000,00;

               (v) the commitment of the Syndicate Facility Banks to extend credit under the Syndicate Credit Facility terminates prior to the consummation of the sale of the First Issuance Shares and the Second Issuance Shares (as such terms are defined in the Stock Purchase Agreement); or the Syndicate Facility Banks (or the Administrative Agent on their behalf) take any action for the purpose of collecting the obligations owing to them under the Syndicate Credit Facility, or exercise any rights or remedies available to them with respect to the Syndicate Credit Facility as
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     a result of the Existing Default or any of the Additional Defaults;

               (vi) the Company or any Borrower shall commence, or have commenced against it, or undertake, any Insolvency Proceeding;

               (vii) any representation or warranty by the Company or any Borrower made herein is incorrect in any material respect on or as of the date made, or the Company or any Borrower fails to perform or observe any term, covenant or agreement contained herein;

               (viii) the Company or any Borrower shall repudiate, reached or dispute the effectiveness of any term or provision, of this Agreement, the Credit Agreement or any other Loan Documents; or

               (ix) there occurs any Event of Default other than the Existing Default and the Additional Defaults.

Nothing contained herein shall be deemed to imply any obligation on the part of the Bank to renew or extend the waiver period provided herein; nor shall the failure of the Company to close the sale of its common stock to the Purchaser pursuant to the Stock Purchase Agreement by August 31, 1995 imply any obligation on the part of the Bank to renew or extend the waiver period provided herein.

          (b) Subject to the subsection 2(a) hereof, nothing contained herein shall be deemed a waiver of or otherwise affect the Bank's ability to enforce its rights and remedies as a result of the Existing Default or any of the Additional Defaults.

          (c) Nothing contained herein shall be deemed a waiver of or otherwise affect the Bank's ability to enforce its rights and remedies as a result of any other default or Event of Default, including without limitation (i) any default or Event of Default as may now or hereafter exist and arise from or otherwise be related to the Existing Default or any of the Additional Defaults (including without limitation any cross-default arising under the Credit Agreement by virtue of any matters resulting from the Existing Default or any of the Additional Defaults), and (ii) any default or Event of Default arising at any time after the Effective Date and which is the same as the Existing Default or any of the Additional Defaults.

     3. Amendment to Credit Agreement. The definition of the term "Availability Period" set forth in Section 1.1 of the Credit Agreement shall be amended and restated as follows:

          "'Availability Period' means the period commencing on the date of this Agreement and ending on August 31, 1995 (or such earlier date, if any, on which the Bank's commitment to make advances hereunder terminates)."

     4.   Effective Date.  This Agreement, including the waiver set forth in
Section 2(a) hereof and the amendments to the Credit Agreement set forth in
Section 3 hereof, will become effective as of July 21, 1995 (the "Effective Date"), provided that each of the following conditions precedent are satisfied:

          (a) The Bank has received from the Company and each Borrower a duly executed original (or, if elected by the Bank, an executed facsimile copy) of this Agreement.

          (b) The Bank has received from the Company a duly executed original (or, if elected by the Bank, an executed facsimile copy) fee letter agreement in form and substance satisfactory to the Bank.

          (c) All representation and warranties contained herein are true and correct as of the Effective Date.
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     5.   Representations and Warranties of the Company.  As a material inducement for the Bank to enter into this Agreement, the Company and each Borrower hereby represent and warrant to the Bank as follows:

          (a) Other than the Existing Default and the Additional Defaults, no Default or Event of Default has occurred and is continuing.

          (b) The execution, delivery and performance by the Company and each Borrower of this Agreement have been duly authorized by all necessary corporate and other action and do not and will not require and registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable.

          (c) The Credit Agreement, as amended by this Agreement, and the other Loan Documents constitute the legal, valid and binding obligations of the Company and each Borrower, enforceable against such Person in accordance with their respective terms, without defense, counterclaim or offset, and all Obligations of the Borrowers under the Credit Agreement and the other Loan Documents are guaranteed by the Company in accordance with Section 9.1 of the Credit Agreement.

          (d) Subject to the Existing Default and the Additional Defaults, all representations and warranties of the Company and to each Borrower contained in the Credit Agreement and the other Loan Documents are true and correct.

          (e) The Stock Purchase Agreement is in full force and effect, and has not been terminated by either party; and the Company and the Purchaser have obtained or made all approvals, consents, exemptions, authorizations or other actions by, or notices to, or filings with, any Governmental Authority necessary or required in connection with the execution, delivery or performance by the Company and the Purchaser of the Stock Purchase Agreement, all of which are in full force and effect.

          (f) The Company and each Borrower are entering into this Agreement on the basis of their own investigation and for their own reasons, without reliance upon the Bank or any other Person.

     6. Covenants of the Company. As a material inducement for the Bank to enter into this Agreement, the Company and each Borrower hereby covenants and agrees with and in favor of the Bank, promptly to notify the Bank of the occurrence of any Early Termination Event, and of the occurrence or existence of any event or circumstance that foreseeably will become an Early Termination Event.

     7. Reservation of Rights. The Company and each Borrower acknowledge and agree that none of the Bank's forbearance in exercising its rights and remedies in connection with the Existing Default and the Additional Defaults, nor the execution and delivery by the Bank of this Agreement, shall be deemed (a) to create a course of dealing or otherwise obligate the Bank to forbear or execute similar agreements on waivers under the same or similar circumstances in the future, or (b) to waive, relinquish or impair any right of the Bank to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to the Existing Default or any of the Additional Defaults.

     8. Guarantor Consent. The Company, as Guarantor with respect to the Borrowers' Obligations to the Bank under the Credit Agreement, hereby (a) acknowledges and consents to the execution, delivery and performance by the Borrowers of this Agreement, and (b) reaffirms and agrees that the guaranty provisions contained in the Credit Agreement are in full force and effect, without defense, offset or counterclaim.

     9.   Miscellaneous.

          (a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect and all references therein to
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such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Agreement. This Agreement shall be deemed incorporated into, and a part of, the Credit Agreement.

          (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Agreement.

          (c) This Agreement shall be governed by and construed in accordance with the law of the State of California.

          (d) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or, if elected by the Bank, an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Bank of a facsimile transmitted document purportedly bearing the signature of a Borrower or the Company shall bind such Person with the same force and effect as the delivery of a hard copy original. Any failure by the Bank to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Bank.

          (e) This Agreement, together with the Credit Agreement and the other Loan Documents, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Agreement supersedes all prior drafts and communications with respect thereto. This Agreement may not be amended except in accordance with the provisions of
Section 9.3 of the Credit Agreement.

          (f) If any term or provision of this Agreement shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Agreement, the Credit Agreement or the other Loan Documents, respectively.

          (g) The Company covenants to pay to or reimburse the Bank, upon demand, for all costs and expenses (including allocated costs of in-house counsel) incurred in connection with the development, preparation, negotiation, execution and delivery of this Agreement and the administration of the Existing Default and the Additional Defaults.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                           BANK OF AMERICA NATIONAL TRUST AND
                           SAVINGS ASSOCIATION,


                           By:  /s/ Kevin McMahon
                           Title:   Vice President



                           AST RESEARCH, INC.


                           By:  /s/ Dennis R. Leibel
                           Title:   Senior Vice President, Legal
                                    and Treasury Operations

                           By: /s/ BRUCE C. EDWARDS
                           Title:  Executive Vice President and
                                   Chief Financial Officer



                           AST CANADA, INC.


                           By: /s/ Dennis R. Leibel
                           Title:  Secretary

                           By:
                           Title:



                           AST EUROPE LIMITED


                           By:  /s/ Safi U. Qureshey
                           Title:   CEO


                           By:  /s/ Bruce C. Edwards
                           Title:   Executive Vice President



                           AST RESEARCH FRANCE S.A.R.L.


                           By:  /s/ Dennis R. Leibel
                           Title:


                           By:  /s/ Bruce C. Edwards
                           Title:



                           AST SWEDEN AB


                           By:  /s/ Safi U. Qureshey
                           Title:   Director


                           By:  /s/ Bruce C. Edwards
                           Title:   Director